Exhibit 99.1

Ryerson Reports Third Quarter 2024 Results

Quarterly business highlights include operating cash flow of $134.6 million, Central Steel & Wire’s University Park, IL distribution hub and service center open house, progress on expansion and modernization of the Shelbyville, KY non-ferrous processing center, closing of the Production Metals acquisition and entry into aerospace, defense, and semiconductor metals markets, and ongoing cost-reduction work across our North America service center network

CHICAGO – October 29, 2024 – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, today reported results for the third quarter ended September 30, 2024.

Highlights:

•
Generated $1.13 billion of revenue from 485,000 tons shipped and average selling price of $2,323 per ton
•
Incurred Net Loss attributable to Ryerson Holding Corporation of $6.6 million, or Diluted Loss Per Share of $0.20 and Adjusted EBITDA1, excluding LIFO of $21.0 million as counter-cyclical and seasonal bottoming continues
•
Generated Operating Cash Flow of $134.6 million and Free Cash Flow of $103.4 million
•
Reduced inventory by $80.8 million on a FIFO cost basis2, compared to the second quarter of 2024
•
Returned $42.0 million to shareholders during the quarter, comprised of $36.0 million in share repurchases and $6.0 million in dividends
•
Ended the quarter with debt of $522 million and net debt3 of $487 million as of September 30, 2024, compared to $525 million and $497 million, respectively, on June 30, 2024
•
Progressing well towards $60 million of annualized cost reduction expectations from operating expenses4
•
Acquired Production Metals, a value-added processor of aluminum, stainless, and specialty steel
•
Hosted open house at Central Steel & Wire’s University Park, IL distribution hub and service center for customers, suppliers, vendors, investors, and employees
•
Declared a fourth-quarter 2024 dividend of $0.1875 per share

A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included below in this news release.

$ in millions, except tons (in thousands), average selling prices, and earnings per share

Financial Highlights:	Q3 2024	Q2 2024	Q3 2023	QoQ	YoY	9MO 2024	9MO 2023	YoY

Revenue	$1,126.6	$1,225.5	$1,246.7	(8.1)%	(9.6)%	$3,591.3	$3,996.3	(10.1)%
Tons shipped	485	508	478	(4.5)%	1.5%	1,490	1,493	(0.2)%
Average selling price/ton	$2,323	$2,412	$2,608	(3.7)%	(10.9)%	$2,410	$2,677	(10.0)%
Gross margin	17.9%	18.2%	20.0%	-30 bps	-210 bps	17.9%	19.4%	-150 bps
Gross margin, excl. LIFO	16.3%	17.4%	17.3%	-110 bps	-100 bps	17.2%	18.4%	-120 bps
Warehousing, delivery, selling, general, and administrative expenses	$196.9	$199.0	$193.0	(1.1)%	2.0%	$612.7	$589.8	3.9%
As a percentage of revenue	17.5%	16.2%	15.5%	130 bps	200 bps	17.1%	14.8%	230 bps
Net income (loss) attributable to Ryerson Holding Corporation	$(6.6)	$9.9	$35.0	(166.7)%	(118.9)%	$(4.3)	$119.9	(103.6)%
Diluted earnings (loss) per share	$(0.20)	$0.29	$1.00	$(0.49)	$(1.20)	$(0.13)	$3.34	$(3.47)
Adjusted diluted earnings (loss) per share	$(0.20)	$0.33	$1.00	$(0.53)	$(1.20)	$(0.05)	$3.34	$(3.39)
Adj. EBITDA, excl. LIFO	$21.0	$42.6	$45.0	(50.7)%	(53.3)%	$103.8	$205.2	(49.4)%
Adj. EBITDA, excl. LIFO margin	1.9%	3.5%	3.6%	-160 bps	-170 bps	2.9%	5.1%	-220 bps

Balance Sheet and Cash Flow Highlights:
Total debt	$522.1	$525.4	$365.9	(0.6)%	42.7%	$522.1	$365.9	42.7%
Cash and cash equivalents	$35.0	$28.0	$37.4	25.0%	(6.4)%	$35.0	$37.4	(6.4)%
Net debt	$487.1	$497.4	$328.5	(2.1)%	48.3%	$487.1	$328.5	48.3%
Net debt / LTM Adj. EBITDA, excl. LIFO	3.8x	3.2x	1.4x	0.6x	2.4x	3.8x	1.4x	2.4x
Cash conversion cycle (days)	79.3	77.6	78.3	1.7	1.0	76.5	77.6	(1.1)
Net cash provided by operating activities	$134.6	$25.9	$79.3	$108.7	$55.3	$112.7	$275.0	$(162.3)

Management Commentary

Eddie Lehner, Ryerson’s President, Chief Executive Officer, and Director, said, “I want to thank all my Ryerson teammates for working safely while striving to create an always improving Ryerson that delivers the industry’s best customer experience safely, enjoyably, and productively. Two things can be true at the same time: 1) the industry is experiencing a cyclical bottoming marked by twenty-four months of moving average demand and price contraction; and 2) Ryerson’s record investments in systems, capital expenditures, and acquisitions over this same period are positioning the company well for the next cyclical upturn. Over the third quarter we managed the business effectively through a contractionary industrial metals and manufacturing environment that produced compressed margins, most notably in carbon steels and across the commodity spectrum with lagging OEM customer contract price resets. Despite these challenges, we experienced improvements in key performance indicators including cash flow, expense and working capital management, and most importantly, we are seeing investment related growth pains and disruptions across our network beginning to subside as we move through the balance of 2024 with budding optimism for 2025. Ryerson has emerged more efficient and better through every previous counter-cycle and, looking forward, our optimization phase will bring together a greatly modernized service center network, enhanced value-added capabilities, across a digitally enabled enterprise to provide Ryerson’s best-ever customer experience while setting the table for realization of our next stage financial targets.”

Third Quarter Results

Ryerson generated net sales of $1.13 billion in the third quarter of 2024, a decrease of 8.1%, compared to the second quarter of 2024, and within our guidance expectations. Revenue performance during the quarter was impacted by seasonal and weather impacted volume declines of 4.5%, in addition to average selling prices decreasing 3.7%.

Gross margin contracted sequentially by 30 basis points to 17.9% in the third quarter of 2024, compared to 18.2% in the second quarter of 2024. Due to further declines in inventory costs, in the third quarter of 2024, LIFO income of $18 million was greater than our guidance expectations of LIFO income of $12 million. Excluding the impact of LIFO, gross margin contracted 110 basis points to 16.3% in the third quarter of 2024, compared to 17.4% in the second quarter. Gross margins continued to be under pressure in the quarter as demand conditions saw continuing contraction and selling price declines continued to outpace the decline in our average inventory costs.

Warehousing, delivery, selling, general and administrative expenses decreased 1.1%, or $2.1 million, to $196.9 million in the third quarter of 2024, compared to $199.0 million in the second quarter of 2024. Cost reductions were noted in personnel-related expenses, operating expenses, and general administrative expenses. Decreases in expenses were partially offset by increases in start-up, pre-operating, and reorganization expenses associated with Ryerson investments in capital expenditures and acquisitions.

Net Loss Attributable to Ryerson Holding Corporation for the third quarter of 2024 was $6.6 million, or $0.20 per diluted share, compared to net income of $9.9 million, or $0.29 per diluted share in the previous quarter. Ryerson generated Adjusted EBITDA, excluding LIFO, of $21.0 million in the third quarter of 2024, compared to the second quarter of 2024 Adjusted EBITDA, excluding LIFO of $42.6 million.

Liquidity & Debt Management

Ryerson generated $134.6 million of operating cash flow in the third quarter of 2024 due to a working capital release of $129 million. The Company ended the third quarter of 2024 with $522 million of debt and $487 million of net debt, sequential decreases of $3 million and $10 million, respectively, compared to the second quarter of 2024. Ryerson’s net leverage ratio as of the third quarter of 2024 was 3.8x above the Company’s target leverage range of 0.5x – 2.0x, but still well below Ryerson’s prior 10-year average. Ryerson’s global liquidity, composed of cash and cash equivalents and availability on its revolving credit facilities, decreased to $491 million as of September 30, 2024, compared to $585 million as of June 30, 2024.

Shareholder Return Activity

Dividends. On October 29, 2024, the Board of Directors declared a quarterly cash dividend of $0.1875 per share of common stock, payable on December 19, 2024, to stockholders of record as of December 5, 2024, unchanged from the prior quarter. During the third quarter of 2024, Ryerson’s quarterly dividend amounted to a cash return of approximately $6.0 million.

Share Repurchases and Authorization. Ryerson repurchased 1,849,017 shares for $36.0 million in the open market during the third quarter of 2024. Ryerson made these repurchases in accordance with its share repurchase authorization. As of September 30, 2024, $38.4 million remained under the existing authorization.

Outlook Commentary

For the fourth quarter of 2024, Ryerson expects customer shipments to seasonally and counter-cyclically decrease 8% to 10%, quarter-over-quarter. The Company anticipates fourth-quarter net sales to be in the range of $1.00 billion to $1.04 billion, with average selling prices between decreasing 1% to increasing 1%. LIFO income in the fourth quarter of 2024 is expected to be $10 million. We expect adjusted EBITDA, excluding LIFO in the range of $10 million to $12 million and loss per diluted share in the range of $0.53 to $0.47.

Sales by Product Metrics

As we continue to integrate our acquisitions of the past eight quarters into our systems and processes, we have refined our methodology for allocating their net sales and tons to our major product categories. As such, in addition to the third quarter and the first nine months of 2024 product metrics provided here under the refined methodology, we are providing updated sales by product information from the first quarter of 2023 to the second quarter of 2024 to provide comparable numbers. We note that consolidated net sales, tons shipped, and average selling price per ton as previously reported are unchanged and that the updates below are only at the product level.

Third Quarter 2024 Major Product Metrics
	Net Sales (millions)
	Q3 2024	Q2 2024	Q3 2023	Quarter-over-quarter	Year-over-year

Carbon Steel	$585	$644	$642	(9.2)%	(8.9)%
Aluminum	$250	$277	$276	(9.7)%	(9.4)%
Stainless Steel	$276	$286	$308	(3.5)%	(10.4)%

	Tons Shipped (thousands)
	Q3 2024	Q2 2024	Q3 2023	Quarter-over-quarter	Year-over-year

Carbon Steel	382	397	371	(3.8)%	3.0%
Aluminum	44	49	48	(10.2)%	(8.3)%
Stainless Steel	58	59	57	(1.7)%	1.8%

	Average Selling Prices (per ton)
	Q3 2024	Q2 2024	Q3 2023	Quarter-over-quarter	Year-over-year

Carbon Steel	$1,531	$1,622	$1,730	(5.6)%	(11.5)%
Aluminum	$5,682	$5,653	$5,750	0.5%	(1.2)%
Stainless Steel	$4,759	$4,847	$5,404	(1.8)%	(11.9)%

First Nine Months 2024 Major Product Metrics
	Net Sales (millions)
	2024	2023	Year-over-year

Carbon Steel	$1,873	$2,007	(6.7)%
Aluminum	$806	$889	(9.3)%
Stainless Steel	$859	$1,031	(16.7)%

	Tons Shipped (thousands)
	2024	2023	Year-over-year

Carbon Steel	1,163	1,156	0.6%
Aluminum	143	151	(5.3)%
Stainless Steel	178	179	(0.6)%

	Average Selling Prices (per ton)
	2024	2023	Year-over-year

Carbon Steel	$1,610	$1,736	(7.2)%
Aluminum	$5,636	$5,887	(4.3)%
Stainless Steel	$4,826	$5,760	(16.2)%

Restated Major Product Metrics

	Net Sales (millions)
	Q1 2023	Q2 2023	1H 2023	Q3 2023	9MO 2023	Q4 2023	2023	Q1 2024	Q2 2024	1H 2024

Carbon Steel	$687	$678	$1,365	$642	$2,007	$574	$2,581	$644	$644	$1,288
Aluminum	$313	$300	$613	$276	$889	$244	$1,133	$279	$277	$556
Stainless Steel	$381	$342	$723	$308	$1,031	$275	$1,306	$297	$286	$583

	Tons Shipped (thousands)
	Q1 2023	Q2 2023	1H 2023	Q3 2023	9MO 2023	Q4 2023	2023	Q1 2024	Q2 2024	1H 2024

Carbon Steel	401	384	785	371	1,156	352	1,508	384	397	781
Aluminum	52	51	103	48	151	43	194	50	49	99
Stainless Steel	64	58	122	57	179	52	231	61	59	120

	Average Selling Prices (per ton)
	Q1 2023	Q2 2023	1H 2023	Q3 2023	9MO 2023	Q4 2023	2023	Q1 2024	Q2 2024	1H 2024

Carbon Steel	$1,713	$1,766	$1,739	$1,730	$1,736	$1,631	$1,712	$1,677	$1,622	$1,649
Aluminum	$6,019	$5,882	$5,951	$5,750	$5,887	$5,674	$5,840	$5,580	$5,653	$5,616
Stainless Steel	$5,953	$5,897	$5,926	$5,404	$5,760	$5,288	$5,654	$4,869	$4,847	$4,858

Earnings Call Information

Ryerson will host a conference call to discuss third quarter 2024 financial results for the period ended September 30, 2024, on Wednesday, October 30, 2024, at 10 a.m. Eastern Time. The live online broadcast will be available on the Company’s investor relations website, ir.ryerson.com. A replay will be available at the same website for 90 days.

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,300 employees and over 110 locations. Visit Ryerson at www.ryerson.com.

Manager – Investor Relations:

Pratham Dear

312.292.5033

investorinfo@ryerson.com

Notes:

1For EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding LIFO please see Schedule 2

2FIFO cost basis is inventory cost excluding LIFO

3Net debt is defined as long term debt plus short term debt less cash and cash equivalents and excludes restricted cash

4Operating expenses are Warehousing, delivery, selling, general, and administrative expenses

Legal Disclaimer
The contents herein are provided for general information purposes only and do not constitute an offer to sell or buy, or a solicitation of an offer to buy, any security (“Security”) of the Company or its affiliates (“Ryerson”) in any jurisdiction. Ryerson does not intend to solicit, and is not soliciting, any action with respect to any Security or any other contractual relationship with Ryerson. Nothing in this release, individually or taken in the aggregate, constitutes an offer of securities for sale or buy, or a solicitation of an offer to buy, any Security in the United States, or to U.S. persons, or in any other jurisdiction in which such an offer or solicitation is unlawful.

Safe Harbor Provision
Certain statements made in this release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; the impact of geopolitical events; fluctuating metal prices; our indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; the influence of a single investor group over our policies and procedures; work stoppages; obligations under certain employee retirement benefit plans; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our most recent our annual report on Form 10-K and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Selected Income and Cash Flow Data - Unaudited
(Dollars and Shares in Millions, except Per Share and Per Ton Data)

	2024		2023	First Nine Months Ended
	Third	Second	Third	September 30,
	Quarter	Quarter	Quarter	2024	2023

NET SALES	$1,126.6	$1,225.5	$1,246.7	$3,591.3	$3,996.3
Cost of materials sold	924.6	1,002.0	997.4	2,948.2	3,221.9
Gross profit	202.0	223.5	249.3	643.1	774.4
Warehousing, delivery, selling, general, and administrative	196.9	199.0	193.0	612.7	589.8
Gain on insurance settlement	(1.3)	—	—	(1.3)	—
Restructuring and other charges	1.1	1.7	—	2.8	—
OPERATING PROFIT	5.3	22.8	56.3	28.9	184.6
Other income and (expense), net	(0.2)	1.8	1.2	1.4	0.8
Interest and other expense on debt	(11.5)	(11.3)	(9.3)	(32.9)	(25.2)
INCOME (LOSS) BEFORE INCOME TAXES	(6.4)	13.3	48.2	(2.6)	160.2
Provision (benefit) for income taxes	(0.4)	3.0	12.9	0.5	39.8
NET INCOME (LOSS)	(6.0)	10.3	35.3	(3.1)	120.4
Less: Net income attributable to noncontrolling interest	0.6	0.4	0.3	1.2	0.5
NET INCOME (LOSS) ATTRIBUTABLE TO RYERSON HOLDING CORPORATION	$(6.6)	$9.9	$35.0	$(4.3)	$119.9
EARNINGS (LOSS) PER SHARE
Basic	$(0.20)	$0.29	$1.02	$(0.13)	$3.40
Diluted	$(0.20)	$0.29	$1.00	$(0.13)	$3.34
Shares outstanding - basic	32.7	34.2	34.3	33.6	35.2
Shares outstanding - diluted	32.7	34.4	34.9	33.6	35.9

Dividends declared per share	$0.1875	$0.1875	$0.1825	$0.5625	$0.5325

Supplemental Data :
Tons shipped (000)	485	508	478	1,490	1,493
Shipping days	64	64	63	192	191
Average selling price/ton	$2,323	$2,412	$2,608	$2,410	$2,677
Gross profit/ton	416	440	522	432	519
Operating profit/ton	11	45	118	19	124
LIFO income per ton	(37)	(20)	(70)	(18)	(26)
LIFO income	(18.1)	(10.0)	(33.4)	(27.1)	(38.4)
Depreciation and amortization expense	19.5	18.0	13.6	54.9	42.4
Cash flow provided by operating activities	134.6	25.9	79.3	112.7	275.0
Capital expenditures	(31.6)	(22.7)	(22.4)	(76.1)	(96.5)

See Schedule 1 for Condensed Consolidated Balance Sheets
See Schedule 2 for EBITDA and Adjusted EBITDA reconciliation
See Schedule 3 for Adjusted EPS reconciliation
See Schedule 4 for Free Cash Flow reconciliation
See Schedule 5 for Fourth Quarter 2024 Guidance reconciliation

Schedule 1
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Balance Sheets
(In millions, except shares)

	September 30,	December 31,
	2024	2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$35.0	$54.3
Restricted cash	1.8	1.1
Receivables, less provisions of $3.0 at September 30, 2024 and $1.7 at December 31, 2023	499.7	467.7
Inventories	681.4	782.5
Prepaid expenses and other current assets	83.5	77.8
Total current assets	1,301.4	1,383.4
Property, plant, and equipment, at cost	1,134.8	1,071.5
Less: accumulated depreciation	499.7	481.9
Property, plant, and equipment, net	635.1	589.6
Operating lease assets	348.4	349.4
Other intangible assets	71.0	73.7
Goodwill	160.2	157.8
Deferred charges and other assets	17.2	15.7
Total assets	$2,533.3	$2,569.6
Liabilities
Current liabilities:
Accounts payable	$443.9	$463.4
Salaries, wages, and commissions	35.7	51.9
Other accrued liabilities	68.0	75.9
Short-term debt	1.8	8.2
Current portion of operating lease liabilities	31.7	30.5
Current portion of deferred employee benefits	4.0	4.0
Total current liabilities	585.1	633.9
Long-term debt	520.3	428.3
Deferred employee benefits	97.4	106.7
Noncurrent operating lease liabilities	338.0	336.8
Deferred income taxes	135.8	135.5
Other noncurrent liabilities	14.7	13.9
Total liabilities	1,691.3	1,655.1
Commitments and contingencies
Equity
Ryerson Holding Corporation stockholders' equity:
Preferred stock, $0.01 par value; 7,000,000 shares authorized and no shares issued at September 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 39,896,148 and 39,450,659 shares issued at September 30, 2024 and December 31, 2023, respectively	0.4	0.4
Capital in excess of par value	422.7	411.6
Retained earnings	789.9	813.2
Treasury stock, at cost - Common stock of 8,051,226 shares at September 30, 2024 and 5,413,434 shares at December 31, 2023	(234.4)	(179.3)
Accumulated other comprehensive loss	(145.7)	(140.0)
Total Ryerson Holding Corporation Stockholders' Equity	832.9	905.9
Noncontrolling interest	9.1	8.6
Total Equity	842.0	914.5
Total Liabilities and Stockholders' Equity	$2,533.3	$2,569.6

Schedule 2
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Reconciliations of Net Income (Loss) Attributable to Ryerson Holding Corporation to EBITDA and Gross profit to Gross profit excluding LIFO
(Dollars in millions)

	2024		2023	First Nine Months Ended
	Third	Second	Third	September 30,
	Quarter	Quarter	Quarter	2024	2023

Net income (loss) attributable to Ryerson Holding Corporation	$(6.6)	$9.9	$35.0	$(4.3)	$119.9
Interest and other expense on debt	11.5	11.3	9.3	32.9	25.2
Provision (benefit) for income taxes	(0.4)	3.0	12.9	0.5	39.8
Depreciation and amortization expense	19.5	18.0	13.6	54.9	42.4
EBITDA	$24.0	$42.2	$70.8	$84.0	$227.3
Gain on insurance settlement	(1.3)	—	—	(1.3)	—
Reorganization	15.8	12.7	8.0	48.6	14.7
Pension settlement loss	—	—	—	2.2	—
Benefit plan curtailment gain	—	—	—	(0.3)	—
Foreign currency transaction (gains) losses	0.6	(0.4)	(0.8)	(1.0)	0.4
Purchase consideration and other transaction costs (credits)	(0.4)	(1.1)	0.3	(1.4)	1.0
Other adjustments	0.4	(0.8)	0.1	0.1	0.2
Adjusted EBITDA	$39.1	$52.6	$78.4	$130.9	$243.6

Adjusted EBITDA	$39.1	$52.6	$78.4	$130.9	$243.6
LIFO income	(18.1)	(10.0)	(33.4)	(27.1)	(38.4)
Adjusted EBITDA, excluding LIFO income	$21.0	$42.6	$45.0	$103.8	$205.2

Net sales	$1,126.6	$1,225.5	$1,246.7	$3,591.3	$3,996.3

Adjusted EBITDA, excluding LIFO income, as a percentage of net sales	1.9%	3.5%	3.6%	2.9%	5.1%

Gross profit	$202.0	$223.5	$249.3	$643.1	$774.4

Gross margin	17.9%	18.2%	20.0%	17.9%	19.4%

Gross profit	$202.0	$223.5	$249.3	$643.1	$774.4
LIFO income	(18.1)	(10.0)	(33.4)	(27.1)	(38.4)
Gross profit, excluding LIFO income	$183.9	$213.5	$215.9	$616.0	$736.0

Gross margin, excluding LIFO income	16.3%	17.4%	17.3%	17.2%	18.4%

Note: EBITDA represents net income (loss) before interest and other expense on debt, provision (benefit) for income taxes, depreciation, and amortization. Adjusted EBITDA gives further effect to, among other things, reorganization expenses, gain on insurance settlement, pension settlement loss, benefit plan curtailment gain, and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past, and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues, and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), targets. We also use EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), which is calculated as gross profit minus LIFO expense (income), divided by net sales. We have excluded LIFO expense from gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), gross margin, excluding LIFO expense (income), and Adjusted EBITDA, excluding LIFO expense (income), as a percentage of sales may differ from that of other companies.

Schedule 3
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share
(Dollars and Shares in Millions, Except Per Share Data)

	2024		2023	First Nine Months Ended
	Third	Second	Third	September 30,
	Quarter	Quarter	Quarter	2024	2023

Net income (loss) attributable to Ryerson Holding Corporation	$(6.6)	$9.9	$35.0	$(4.3)	$119.9

Gain on insurance settlement	(1.3)	—	—	(1.3)	—
Restructuring and other charges	1.1	1.7	—	2.8	—
Pension settlement loss	—	—	—	2.2	—
Benefit plan curtailment gain	—	—	—	(0.3)	—
Provision (benefit) for income taxes	0.1	(0.4)	—	(0.8)	—

Adjusted net income (loss) attributable to Ryerson Holding Corporation	$(6.7)	$11.2	$35.0	$(1.7)	$119.9

Adjusted diluted earnings (loss) per share	$(0.20)	$0.33	$1.00	$(0.05)	$3.34

Shares outstanding - diluted	32.7	34.4	34.9	33.6	35.9

Note: Adjusted net income (loss) and Adjusted earnings (loss) per share is presented to provide a means of comparison with periods that do not include similar adjustments.

Schedule 4
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Cash Flow from Operations to Free Cash Flow Yield
(Dollars in Millions)

	2024		2023	First Nine Months Ended
	Third	Second	Third	September 30,
	Quarter	Quarter	Quarter	2024	2023

Net cash provided by operating activities	$134.6	$25.9	$79.3	$112.7	$275.0
Capital expenditures	(31.6)	(22.7)	(22.4)	(76.1)	(96.5)
Proceeds from sales of property, plant, and equipment	0.4	0.1	—	1.9	0.1
Free cash flow	$103.4	$3.3	$56.9	$38.5	$178.6

Market capitalization	$634.0	$657.0	$996.5	$634.0	$996.5

Free cash flow yield	16.3%	0.5%	5.7%	6.1%	17.9%

Note: Market capitalization is calculated using September 30, 2024, June 30, 2024, and September 30, 2023 stock prices and shares outstanding.

Schedule 5
RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES
Reconciliation of Fourth Quarter 2024 Net Income Attributable to Ryerson Holding Corporation to Adj. EBITDA, excl. LIFO Guidance
(Dollars in Millions, except Per Share Data)
	Fourth Quarter 2024
	Low	High
Net loss attributable to Ryerson Holding Corporation	$(17)	$(16)

Diluted loss per share	$(0.53)	$(0.47)

Interest and other expense on debt	10	10
Benefit for income taxes	(6)	(5)
Depreciation and amortization expense	19	19
EBITDA	$6	$8
Adjustments	14	14
Adjusted EBITDA	$20	$22
LIFO income	(10)	(10)
Adjusted EBITDA, excluding LIFO	$10	$12

Note: See the note within Schedule 2 for a description of EBITDA and Adjusted EBITDA.